UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934*

Date of Report (Date of earliest event reported): January 31, 2005

MEDIANEWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	033-75156 (Commission File Number)	76-0425553 (I.R.S. Employer Identification No.)

1560 Broadway, Suite 2100 Denver, Colorado (Address of principal executive offices)		80202 (Zip Code)

Registrant’s telephone number, including area code: (303) 563-6360

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

*The registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 8.01: Other Events.

Item 8.01: Other Events.

     MediaNews Group, Inc. (the “Company”) has given notice of the exercise of its option to purchase the 20% equity interest in The Denver Post Corporation owned by Media General, Inc. The Company currently owns the remaining 80% of outstanding Common Stock of The Denver Post Corporation.

     Such option is contained in the Third Amended and Restated Shareholders’ Agreement dated June 30, 1999 between Media General, Inc., the Company and The Denver Post Corporation (the “Shareholders’ Agreement”) (filed as Exhibit 10.18 to the Company’s Form S-4/A filed July 12, 1999). The purchase price for such interest will be based on the fair market value of The Denver Post Corporation, as determined through an appraisal process. Under the terms of the Shareholders’ Agreement, the closing is scheduled to take place within 15 business days following completion of the appraisal process, and is expected to occur in the fourth fiscal quarter of the Company’s 2005 fiscal year.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANEWS GROUP, INC.
Dated: February 3, 2005	By:	/s/ Ronald A. Mayo
Ronald A. Mayo
Vice President, Chief Financial Officer and Duly Authorized Officer of Registrant

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